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                                                                    EXHIBIT 10.2
                               AMENDMENT NO. 1 TO
                         EMPLOYEE STOCK OWNERSHIP PLAN
                         Effective as of March 1, 1996

          THIS AMENDMENT NO. 1 TO EMPLOYEE STOCK OWNERSHIP PLAN AND TRUST is hereby made and entered into as of this 1st day of March, 1996, by and between May & Speh, Inc. (herein referred to as the "Employer") and Cole Taylor Bank, and its successors and assigns, as Trustee (the "Trustee").

                             W I T N E S S E T H :

          WHEREAS, effective as of October 1, 1988, the Employer has established an Employee Stock Ownership Plan and Trust (as described in Section 4975(e)(7) of the Internal Revenue Code of 1986, as it may be amended from time to time) (the "Code"), which is known as the May & Speh, Inc. Employee Stock Ownership Plan and Trust (the "Plan"); and

          WHEREAS, the Employer and the Trustee now desire to amend the Plan to, among other things, amend, restate and continue without interruption the trust (the "Trust") which implements and forms a part of the Plan in the form of a Trust Agreement dated of even date herewith, and the Plan shall hereafter be known as the "May & Speh, Inc. Employee Stock Ownership Plan"; and

          WHEREAS, the Employer and the Trustee desire to effect such amendments in the manner set forth herein;

          NOW, THEREFORE, effective March 1, 1996, the Plan is amended as follows:

          23.  Section 1.18 of the Plan is amended as follows:

               1.18 "Exempt Loan" means a loan made to the Plan by a disqualified person or a loan to the Plan which is guaranteed by a disqualified person and which satisfies the requirements of
               Section 2550.408b-3 of the Department of Labor Regulations,
               Section 54.4975-7(b) of the Treasury Regulations and Section III-2 of the Trust Agreement.

          24.  Section 1.24 of the Plan is amended as follows:
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               1.24 "415 Compensation" with respect to any Participant means such Participant's wages as defined in Code Section 3401(a) and all other payments of compensation by the Employer (in the course of the Employer's trade or business) for which the Employer is required to furnish the Participant a written statement under Code Sections 6041(d), 6051(a)(3) and 6052. "415 Compensation" must be determined without regard to any rules under Code Section 3401(a) that limit the remuneration included in wages based on the nature or location of the employment or the services performed (such as the exception for agricultural labor in Code
               Section 3401(a)(2).

                    If, in connection with the adoption of this amendment and
               restatement, the definition of "415 Compensation has been modified, then, for Plan Years prior to the Plan Year which includes the adoption date of this amendment and restatement, "415 Compensation" means compensation determined pursuant to the Plan then in effect.

          25.  Section 1.29 of the Plan is amended as follows:

               Section 1.29 "Investment Manager" means an entity that (a) has the power to manage, acquire, or dispose of Plan assets and (b) acknowledges fiduciary responsibility to the Plan in writing. Such entity must be a person, firm, or corporation registered as an investment adviser under the Investment Advisers Act of 1940, a bank, or an insurance company and must be appointed by the Employer.

          26.  A new Section 1.52.1 is added as follows:

               1.52.1 "Trust Agreement" means any written agreement establishing a separate trust that forms a part of this Plan.

          27.  Section 2.3(d) of the Plan is amended as follows:
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               (d) The Employer will furnish Plan Fiduciaries and Participants with notices and information statements when voting rights must be exercised pursuant to Article IV of the Trust Agreement.

          28.  Section 2.6(j) of the Plan is amended as follows:

               (j) to establish and communicate to Participants a procedure and method to insure that each Participant will vote Company Stock allocated to such Participant's Company Stock Account pursuant to
          Article IV of the Trust Agreement.

          29.  Section 2.8 of the Plan is amended as follows:

               2.8  APPOINTMENT OF ADVISERS

                    The Administrator may appoint counsel, specialists,
               advisers, and other persons as the Administrator or the Trustee deems necessary or desirable in connection with the administration of this Plan.

          30.  Section 4.3(c) of the Plan is amended as follows:

                    (c) The Company Stock Account of each Participant shall be credited as of each Anniversary Date with Forfeitures of Company Stock and his allocable share of Company Stock (including fractional shares) purchased and paid for by the Plan or contributed in kind by the Employer. Stock dividends on Company Stock held in his Company Stock Account shall be credited to his Company Stock Account when paid in accordance with Section III-5 of the Trust Agreement. Cash dividends on Company Stock shall be applied as set forth in Section III-4 of the Trust Agreement; provided, however, that when cash dividends are used to repay an Exempt Loan, Company Stock shall be released from the Unallocated Company Stock Suspense Account in accordance with Section III-3 of the Trust Agreement and allocated to
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               the Participant's Company Stock Account pursuant to Section
               4.3(e) and, provided further, that Company Stock allocated to the Participant's Company Stock Account shall have a fair market value not less than the amount of cash dividends which would have been allocated to such Participant's Other Investments Account for the year.

                    Company Stock acquired by the Plan with the proceeds of an
               Exempt Loan shall only be allocated to each Participant's Company Stock Account upon release from the Unallocated Company Stock Suspense Account as provided in Section 4.3(e) herein. Company Stock acquired with the proceeds of an Exempt Loan shall be an asset of the Trust Fund and maintained in the Unallocated Company Stock Suspense Account.

          31.  Section 4.3(e) of the Plan is amended as follows:

                    (e) All Company Stock acquired by the Plan with the
               proceeds of an Exempt Loan must be added to and maintained in the Unallocated Company Stock Suspense Account. Such Company Stock shall be released and withdrawn from that account as if all Company Stock in that account were encumbered in accordance with
               Section III-3 of the Trust Agreement. As of each Anniversary Date, the Plan must consistently allocate to each Participant's obligations of the Employer under a put option binding upon the Employer.

          32.  Section 5.1(f) of the Plan is amended as follows:

                    (f) All purchases of Company Stock shall be made in accordance with the terms of Section III-1 of the Trust Agreement.

          33.  Section 5.2 of the Plan is amended as follows:

               5.2  APPLICATION OF CASH
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                    Employer contributions in cash and other cash received by
               the Trust Fund shall be applied in accordance with the terms of
               Section III-1 of the Trust Agreement.

          34.  Section 5.4 of the Plan is amended as follows:

               5.4  LOANS TO THE TRUST

                    The Plan may borrow money for any lawful purpose, provided the proceeds of an Exempt Loan are used within a reasonable time after receipt only for any or all of the following purposes:

                    (a)  To acquire Company Stock.

                    (b)  To repay such Loan.

                    (c)  To repay a prior Exempt Loan.

          35.  Section 7.9(d) of the Plan is amended as follows:

                    (d) No Company Stock shall be subject to the right of first refusal provided for in paragraph (a) of this Section so long as the Company Stock is publicly traded. The term "publicly traded" refers to a securities exchange registered under Section 6 of the Securities Exchange Act of 1934 (15 U.S.C. 78f) or that is quoted on a system sponsored by a national securities association registered under Section 15A(b) of the Securities Exchange Act (15 U.S.C. 780).

          36.  Section 7.10 of the Plan is amended as follows:

               7.10  STOCK CERTIFICATE LEGEND

                    Certificates for shares distributed pursuant to the Plan
               during a period in which the shares are not publicly traded (as defined in Section 7.9(d) hereof) shall contain the following legend:
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               "The shares represented by this certificate are transferable only upon compliance with the terms of MAY & SPEH, INC. EMPLOYEE STOCK OWNERSHIP PLAN effective as of October 1, 1988, which grants to May & Speh, Inc. a right of first refusal, a copy of said Plan being on file in the office of the Company."

          37. In recognition of the adoption of the Trust Agreement as a separate instrument, Sections 8.1 through 8.10 of the Plan are hereby deleted in their entirety and Section 8.11 is hereby renumbered 8.1. In addition, the heading for Article VIII is amended to read as follows: "DIRECT ROLLOVERS".

          38.  Section 10.12 is amended as follows:

               9.12  NAMED FIDUCIARIES AND ALLOCATION OF RESPONSIBILITY

                    The "named Fiduciaries" of this Plan are (1) the Employer,
               (2) the Administrator and (3) the Trustee. The named Fiduciaries shall have only those specific powers, duties, responsibilities, and obligations as are specifically given them under the Plan. In general, the Employer shall have the sole responsibility for making the contributions provided for under Section 4.1; and shall have the sole authority to appoint and remove the Trustee and the Administrator; to formulate the Plan's "funding policy and method"; and to amend or terminate, in whole or in part, the Plan. The Administrator shall have the sole responsibility for the administration of the Plan, which responsibility is specifically described in the Plan. The Trustee shall have the sole responsibility of management of the assets held under the Trust, except those assets, the management of which has been assigned to an Investment Manager, who shall be solely responsible for the management of the assets assigned to it, all as specifically
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               provided in the Trust Agreement. Each named Fiduciary warrants that any directions given, information furnished, or action taken by it shall be in accordance with the provisions of the Plan, authorizing or providing for such direction, information or action. Furthermore, each named Fiduciary may rely upon any such direction, information or action of another named Fiduciary as being proper under the Plan, and is not required under the Plan to inquire into the propriety of any such direction, information or action. It is intended under the Plan that each named Fiduciary shall be responsible for the proper exercise of its own powers, duties, responsibilities and obligations under the Plan. No named Fiduciary shall guarantee the Trust Fund in any manner against investment loss or depreciation in asset value. Any person or group may serve in more than one Fiduciary capacity. In the furtherance of their responsibilities hereunder, the "named Fiduciaries" shall be empowered to interpret the Plan and Trust and to resolve ambiguities, inconsistencies and omissions, which findings shall be binding, final and conclusive.

          IN WITNESS WHEREOF, this Amendment No. 1 to the Employee Stock Ownership Plan has been executed the day and year first above written.


                                            May & Speh, Inc.


                                            By: /s/ Willard E. Engel, Jr.
                                                Name: Willard E. Engel, Jr.
                                                Title: Vice President


                                            May & Speh, Inc. Employee Stock
                                            Ownership Trust

                                            By: Cole Taylor Bank, solely in its
                                                capacity as Trustee, and not in
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                                                its corporate capacity


                                            By: /s/ John G. Hommel
                                            Name: John G. Hommel
                                            Title: Senior Vice President